UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010

Meade Instruments Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Hubble, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 451-1450

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Meade Instruments Corp. (the “Company”) was held on July 14, 2010. A total of 1,023,775 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 87.7% of the Company’s shares outstanding as of the June 4, 2010 record date. The matters submitted for a vote and the related results are as follows:
Proposal 1 — Election of five nominees to serve as directors until the next annual meeting and until their respective successors are elected and qualified. The results of the votes received were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Haynes	298,951	147,592	577,232
Timothy C. McQuay	278,421	168,122	577,232
Steven G. Murdock	343,177	103,366	577,232
Frederick H. Schneider, Jr.	300,039	146,504	577,232
Paul D. Sonkin	438,954	7,589	577,232
Proposal 2 — Ratification of the Appointment of Moss Adams LLP as the Company’s independent registered public accountants. The results of the votes received were as follows:

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
991,213	18,989	13,573	0
Pursuant to the foregoing votes, the five nominees listed above were elected to serve on the Company’s Board of Directors, and Proposal 2 was approved.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2010	MEADE INSTRUMENTS CORP. (Registrant)
	By:	/s/ John Elwood
Senior Vice President -- Finance and
Administration, Chief Financial Officer

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